        As filed with the Securities and Exchange Commission on March 28, 2001
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  POLYCOM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ----------------------

            DELAWARE                                            94-3128324
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                                1565 BARBER LANE
                               MILPITAS, CA 95035
          (ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

       ACCORD NETWORKS LTD. 1995 EMPLOYEE SHARE OWNERSHIP AND OPTION PLAN

           ACCORD NETWORKS LTD. SHARE OWNERSHIP AND OPTION PLAN (2000)

                   ACCORD NETWORKS LTD. 2000 SHARE OPTION PLAN

        ACCORD NETWORKS LTD. 2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                MICHAEL R. KOUREY
                             CHIEF FINANCIAL OFFICER
                                  POLYCOM, INC.
                                1565 BARBER LANE
                               MILPITAS, CA 95035
                                 (408) 526-9000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:
                             MARK A. BERTELSEN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

========================================= ========================== ==================== ======================= ==================
          TITLE OF SECURITIES                                         PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
                   TO                           AMOUNT TO BE           OFFERING PRICE       AGGREGATE OFFERING       REGISTRATION
            BE REGISTERED(1)                     REGISTERED               PER SHARE               PRICE                  FEE
----------------------------------------- -------------------------- -------------------- ----------------------- ------------------
Common Stock,                               1,339,026 shares (2)         $14.9157 (2)        $19,972,510 (2)           $4,993
$0.0005 par value
========================================= ========================== ==================== ======================= ==================
     TOTAL:                                 1,339,026 shares                                 $19,972,510               $4,993
========================================= ========================== ==================== ======================= ==================

(1) Pursuant to the Agreement and Plan of Merger and Reorganization by and among Polycom, Inc. ("Polycom"), Merger Sub Ltd. and Accord Networks Ltd. ("Accord") dated as of December 5, 2000, Polycom assumed, effective as of February 28, 2001, all of the outstanding options to purchase ordinary shares of Accord under the Accord 1995 Employee Share Ownership and Option Plan, Share Ownership and Option Plan (2000), 2000 Share Option Plan and the 2000 Non-Employee Director Stock Option Plan and such options became exercisable to purchase shares of Polycom's common stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.
(2) Options granted pursuant to an employee stock option plan. Estimated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Based on the weighted average exercise price per share.

================================================================================

                                  POLYCOM, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.    PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.    REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission (the "COMMISSION") by Polycom, Inc. (the "REGISTRANT") are hereby incorporated herein by reference:

         - The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on March 12, 2001 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT");

         - The Registrant's Current Report on Form 8-K filed with the Commission on January 30, 2001 pursuant to Section 13 of the Exchange Act;

         - The Registrant's Current Report on Form 8-K filed with the Commission on March 12, 2001 pursuant to Section 13 of the Exchange Act;

         - The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 10, 1995, pursuant to Section 12(g) of the Exchange Act, declared effective by the Commission on November 15, 1995, including any amendment or report filed for the purpose of updating such description; and

         - The information contained in the Registrant's Registration Statements on Form S-8 (File Nos. 333-43059, 333-45351, 333-86681, 333-93419 and 333-46816) filed on or about December
                  23, 1997, January 30, 1998, September 7, 1999, December 22,
                  1999 and September 28, 2000 respectively.

         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Section 145 of the Delaware General Corporation Law, The Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of fiduciary duty to the fullest extent permitted by law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Amended and Restated Bylaws provide that: (i) the Registrant shall indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, the Registrant's subsidiaries) at the Registrant's request, to the fullest extent permitted by Delaware law; (ii) the Registrant may, in its discretion, indemnify employees and agents to the fullest extent permitted by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding if requested to do so, (provided that (A) the requesting person sign an undertaking to repay the advances if it is ultimately determined that such person is not entitled to indemnification and (B) no advance shall be made if it is determined by the Registrant's disinterested directors or by a written opinion of independent legal counsel that the requesting person acted in bad faith or in a manner that such person did not believe to be in the Registrant's best interests); (iv) the rights conferred in the Amended and Restated Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

         The Registrant's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed by Section 145 of the Delaware General Corporation Law and the Amended and Restated Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide that directors and officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees), judgments, fines, penalties and settlement amounts paid or incurred by them in an action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which such person provides services at the request of the Registrant. The indemnification agreements do not require the Registrant to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnification agreements, the Registrants's Amended and Restated Bylaws or any statute or law. Under the indemnification agreements and Sections 102 and 145 of the Delaware General Corporation Law, the Registrant is not obligated to indemnify the indemnified party (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the indemnification agreements, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the Registrant to enforce or interpret the indemnification agreements if a court determines that each of such defenses asserted by the indemnified party in such action was made in bad faith or was frivolous; (iv) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act and related laws; (v) on account of the indemnified party's acts or omissions which are finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (vi) on account of any conduct from which the indemnified party derived an improper personal benefit; (vii) on account of conduct the indemnified party believed to be contrary to the best interests of the Registrant or its stockholders; (viii) on account of conduct that constituted a breach of the indemnified party's duty of loyalty to the Registrant or its stockholders; or (ix) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         The indemnification provisions in the Amended and Restated Bylaws and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act of 1933.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

     EXHIBIT
     NUMBER           DESCRIPTION
      4.1             Accord Networks Ltd. 1995 Employee Share Ownership and Option Plan and form of agreement thereunder.

      4.2             Accord Networks Ltd. Share Ownership and Option Plan (2000) and form of agreement thereunder.

      4.3             Accord Networks Ltd. 2000 Share Option Plan and form of agreement thereunder.

      4.4             Accord Networks Ltd. 2000 Non-Employee Director Stock Option Plan and form of agreement thereunder.

      5.1             Opinion of counsel as to legality of securities being registered.

     23.1             Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2             Consent of counsel (contained in Exhibit 5.1).

     24.1             Powers of Attorney (see page 6).

ITEM 9.    UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 28th day of March 2001.

                          POLYCOM, INC.

                          By: /s/ Michael R. Kourey
                              --------------------------------------------------
                              Michael R. Kourey
                              Senior Vice President, Finance and Administration, Chief Financial Officer, Secretary and Director

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert C. Hagerty and Michael R. Kourey, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

         IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED:

               SIGNATURES                                           TITLE                              DATE
               ----------                                           -----                              ----

/s/ Robert C. Hagerty                        Chairman of the Board of Directors, President and    March 28, 2001
-------------------------------------        Chief Executive Officer
Robert C. Hagerty                            (PRINCIPAL EXECUTIVE OFFICER)


/s/ Michael R. Kourey                        Senior Vice President, Finance and                   March 28, 2001
-------------------------------------        Administration, Chief Financial Officer,
Michael R. Kourey                            Secretary and Director
                                             (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)


/s/ Betsy S. Atkins                          Director                                             March 28, 2001
-------------------------------------
Betsy S. Atkins


/s/ John Seely Brown                          Director                                             March 28, 2001
-------------------------------------
John Seely Brown


/s/ John A. Kelley                            Director                                             March 28, 2001
-------------------------------------
John A. Kelley


/s/ Stanley J. Meresman                       Director                                             March 28, 2001
-------------------------------------
Stanley J. Meresman


/s/ William A. Owens                          Director                                             March 28, 2001
-------------------------------------
William A. Owens

                                INDEX TO EXHIBITS

        EXHIBIT
         NUMBER           DESCRIPTION
         ------           -----------
          4.1             Accord Networks Ltd. 1995 Employee Share Ownership and Option Plan and form of agreement thereunder.

          4.2             Accord Networks Ltd. Share Ownership and Option Plan (2000) and form of agreement thereunder.

          4.3             Accord Networks Ltd. 2000 Share Option Plan and form of agreement thereunder.

          4.4             Accord Networks Ltd. 2000 Non-Employee Director Stock Option Plan and form of agreement thereunder.

          5.1             Opinion of counsel as to legality of securities being registered.

          23.1            Consent of PricewaterhouseCoopers LLP, Independent Accountants.

          23.2            Consent of counsel (contained in Exhibit 5.1).

          24.1            Powers of Attorney (see page 6).